Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
THIRD QUARTER 2016 FINANCIAL RESULTS

Third quarter net income from continuing operations was $44 million, or $0.52 per diluted share, compared with net income from continuing operations of $217 million, or $2.38 per diluted share, in the prior-year period

Adjusted net income for the third quarter was $134 million, or $1.58 per diluted share, compared with adjusted net income of $182 million, or $2.00 per diluted share, in the prior-year period

Full-year 2016 guidance updated to reflect year-to-date operating results and rest-of-year expectations

Pricing trends in U.S. rental car business continue year-over-year sequential improvement

ESTERO, Fla, Nov. 7, 2016 - Hertz Global Holdings, Inc. (NYSE: HTZ) ("Hertz Global" or the "Company") today reported third quarter 2016 net income from continuing operations of $44 million, or $0.52 per diluted share, compared with net income from continuing operations of $217 million, or $2.38 per diluted share, during the same period last year. On an adjusted basis, the Company reported net income for the third quarter 2016 of $134 million, or $1.58 per diluted share, compared with net income of $182 million, or $2.00 per diluted share, in the third quarter 2015.

Total revenues for the third quarter 2016 were $2.5 billion, a 1% decline versus the third quarter 2015. Income from continuing operations before income taxes for third quarter 2016 was $108 million versus $256 million in the same period last year.

Adjusted corporate earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter 2016 were $329 million versus $430 million in the same period last year, a decline of $101 million.

“We are making progress in foundational aspects of our long-term business improvement plan, implementing new systems, improving customer service levels and launching new products,” said John Tague, president and chief executive officer. "However, our near-term financial performance continues to be uneven. A customary vehicle depreciation rate review near the close of the third quarter resulted in a substantial depreciation adjustment, particularly on compact and mid-sized vehicles, that together with rental volume at the low end of our expectations as well as higher net operating and administrative expenses impacted our performance.
“While we remain on pace to deliver $350 million of cost reduction in 2016, we fell short from a timing perspective on our internal stretch target for cost reduction. Considering this and the potential for an additional depreciation rate adjustment in the fourth quarter, we are updating our 2016 outlook and taking incremental actions to reduce costs and drive revenue."

OPERATIONAL AND BUSINESS HIGHLIGHTS

Third quarter 2016 operational and business highlights include:

•	U.S. rental revenues decreased 2% year-over-year, driven by a 1% increase in volume, and a 3% decline in rate per day (Total RPD) compared to the same period last year.

•	U.S. vehicle utilization was 82% for the third quarter, a decrease of 60 basis points versus the same period last year due to a higher number of vehicles out-of-service due to manufacturer recalls.

•
Cost savings of approximately $90 million were achieved during the third quarter 2016, maintaining a pace to reach the Company's previously announced 2016 full-year cost savings target of $350 million.

•
U.S. RAC net depreciation per unit per month increased 14% in the quarter, due to lower than expected residual values, primarily in compact and mid-sized vehicles, a higher mix of non-program vehicles, and higher vehicle acquisition costs year-over-year. Throughout the year, the Company has been shortening hold periods of its compact vehicles and is cycling these vehicles out of its fleet more quickly to adjust overall fleet mix to optimal levels.

•
The Hertz brand is improving the rental experience for its customers through its new Ultimate Choice format, which has rolled out in five airport locations and is expected to be available in 30 of the major U.S. airports by the end of second quarter 2017. Ultimate Choice gives customers the ability to choose among any available vehicles in their rental class, which in addition to enhancing customer experience also drives improved vehicle utilization and lower operating costs.

•
The Company began rolling out electronic rental agreements and returns for its Hertz, Dollar and Thrifty customers. Simplifying the rental transaction saves customers time and provides greater convenience through access to digitally available rental contracts. This capability is expected to be available globally by early 2017.

•
Worldwide customer satisfaction improved year-over-year for the Hertz, Dollar and Thrifty brands by more than 7 points in the third quarter 2016, the seventh consecutive quarter of year-over-year improvements for these brands. Customer satisfaction for both Dollar and Thrifty in the U.S. reached record levels in the third quarter of 2016. Year-to-date 2016 customer satisfaction for the Hertz, Dollar and Thrifty brands is at an all-time high.

U.S. RENTAL CAR ("U.S. RAC") SUMMARY

U.S. RAC(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2016	2015
Total Revenues	$1,707	$1,739	(2)%
Depreciation of revenue earning vehicles and lease charges, net	$462	$399	16%
Income (loss) from continuing operations before income taxes	$124	$212	(42)%

Adjusted pre-tax income (loss)	$173	$246	(30)%
Adjusted pre-tax income margin	10%	14%	(400)	bps

Adjusted Corporate EBITDA	$199	$284	(30)%
Adjusted Corporate EBITDA margin	12%	16%	(470)	bps

Average vehicles	505,800	497,700	2%
Transaction days (in thousands)	38,280	37,946	1%
Total RPD (in whole dollars)	$44.10	$45.41	(3)%
Revenue per available car day (in whole dollars)	$36.27	$37.63	(4)%
Net depreciation per unit per month (in whole dollars)	$304	$267	14%

Total U.S. RAC revenues were $1.7 billion in the third quarter 2016, a decrease of 2%, versus the same period last year. Transaction days increased by 1% while pricing, as measured by Total RPD, decreased by 3% year-over-year, which was a 5 percentage point sequential year-over-year improvement from the second quarter 2016. Approximately 2% of the pricing decline in the third quarter was due to the impact of transaction days counting methodology related to the integration of Dollar and Thrifty to the Hertz counter system and non-rental related declines in areas such as fuel-related ancillary revenue.

Third quarter U.S. RAC depreciation of revenue earning vehicles and lease charges, net increased $63 million, or 16%. Of the $63 million, $39 million was the result of a downward revision of forward projections of residual values based on third party data, particularly on compact and mid-sized vehicles that currently make up a higher percent of the Company's fleet year-over-year with the remainder attributable to a higher mix of non-program vehicles and higher vehicle acquisition costs year-over-year. Net vehicle depreciation per unit per month increased 14% versus the same period last year to $304, due to lower than expected residual values on compacts and mid-sized vehicles.

Third quarter 2016 adjusted corporate EBITDA for U.S. RAC was $199 million, or a margin of 12%, which is an $85 million decline versus the same period last year.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY

International RAC(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions, except where noted)	2016	2015
Total Revenues	$683	$687	(1)%
Depreciation of revenue earning vehicles and lease charges, net	$116	$114	2%
Income (loss) from continuing operations before income taxes	$134	$121	11%

Adjusted pre-tax income (loss)	$142	$151	(6)%
Adjusted pre-tax income margin	21%	22%	(120)	bps

Adjusted Corporate EBITDA	$151	$162	(7)%
Adjusted Corporate EBITDA margin	22%	24%	(150)	bps

Average vehicles	204,100	198,200	3%
Transaction days (in thousands)	15,133	14,814	2%
Total RPD (in whole dollars)	$44.80	$45.23	(1)%
Revenue per available car day (in whole dollars)	$36.11	$36.74	(2)%
Net depreciation per unit per month (in whole dollars)	$188	$187	1%

The Company’s International RAC segment revenues were $683 million in third quarter 2016, a decrease of 1% from the third quarter 2015. Excluding a $13 million unfavorable foreign currency impact, revenues increased 1% driven by a 2% increase in transaction days and a 1% decrease in Total RPD. The decline in the International RAC Total RPD reflects a change in business mix with fewer higher yielding long-haul transactions, due to the previously conveyed concern regarding terrorist attacks in the Europe market, partially offset by strong growth in the intra-European leisure market.

Net depreciation per unit per month increased 1% from the prior year as a decline in residual values was partially offset by improved fleet management processes, including strategic procurement and greater use of alternative disposition channels.

Third quarter 2016 adjusted corporate EBITDA for International RAC was $151 million, or a margin of 22%, which is a 150 basis point decline versus third quarter last year.

ALL OTHER OPERATIONS

All Other Operations(1)	Three Months Ended September 30,		Percent Inc/(Dec)
($ in millions)	2016	2015
Total Revenues	$152	$149	2%

Adjusted pre-tax income (loss)	$19	$18	6%
Adjusted pre-tax income margin	13%	12%	50	bps

Adjusted Corporate EBITDA	$18	$18	—%
Adjusted Corporate EBITDA margin	12%	12%	(20)	bps

Average vehicles - Donlen	173,300	160,500	8%

All Other Operations, which is primarily comprised of the Company's Donlen leasing operations, reported a 2% increase in total revenues for third quarter 2016. Adjusted corporate EBITDA for the All Other Operations segment was $18 million in third quarter 2016, which was flat year-over-year.

HERTZ GLOBAL UPDATES 2016 FULL YEAR GUIDANCE

The Company expects that fourth quarter 2016 results will be affected by factors similar to those seen in the third quarter, including higher vehicle depreciation due to lower residual values. In light of these factors, the Company has updated the following full-year 2016 guidance:

	Full Year 2016 Forecast
Adjusted Corporate EBITDA(2)	$575	to	$625
Non-vehicle capital expenditures, net	$75	to	$85
Non-vehicle cash interest expense	$280	to	$285
Cash income taxes	$60	to	$65
Free cash flow(2)	$250	to	$300
U.S. RAC net depreciation per unit per month(2)	$295	to	$300
U.S. RAC fleet capacity growth	(1.0)%	to	(1.5)%
U.S. RAC revenue growth	(2.0)%	to	(3.0)%
Adjusted earnings per share**(2)	$0.51	to	$0.88
**Based on a weighted average of 85 million shares outstanding and a 37% effective tax rate

(1) Adjusted pre-tax income, adjusted pre-tax margin, adjusted corporate EBITDA, adjusted corporate EBITDA margin, adjusted net income, adjusted net income margin, adjusted earnings per share, total revenue per transaction day, revenue per available car day and net depreciation per unit per month are non-GAAP measures. See the accompanying Supplemental Schedules and Definitions for the reconciliations and definitions for each of these non-GAAP measures and the reason the Company's management believes that these measures provide useful information to investors.

(2) Because of the forward-looking nature of the Company's forecasts of Adjusted Corporate EBITDA, free cash flow, net depreciation per unit per month and adjusted earnings (loss) per share, specific quantifications of the amounts that would be required to reconcile a pre-tax income, operating cash flow and depreciation forecast are not available. The Company believes that there is a degree of volatility with respect to certain of the Company's GAAP measures, primarily related to fair value accounting for its financial assets (which includes the Company's derivative financial instruments), its depreciation of revenue earning vehicles, its income tax reporting, its operating cash flows and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate forecast of GAAP to non-GAAP reconciliations. Based on the above, the Company believes that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Adjusted Corporate EBITDA, free cash flow, net depreciation per unit per month and adjusted earnings (loss) per share would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.

SHARE REPURCHASE ACTIVITY

During the third quarter 2016, the Company repurchased approximately 2 million shares of its common stock at an aggregate purchase price of approximately $100 million under its previously disclosed share repurchase program.

RESULTS OF THE HERTZ CORPORATION

The GAAP and Non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation, are materially the same as those for Hertz Global.

EARNINGS WEBCAST INFORMATION

Hertz Global’s third quarter 2016 live webcast discussion will be held on November 8, 2016, at 8:00 a.m. Eastern. The earnings release and related supplemental schedules containing the reconciliations of non-GAAP measures will be available on our website, IR.Hertz.com.

SELECTED FINANCIAL AND OPERATING DATA, SUPPLEMENTAL SCHEDULES AND DEFINITIONS

Following are tables that present selected financial and operating data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this press release. The financial information of the equipment rental business and certain parent legal entities that were not spun-off are considered discontinued operations.

Unless noted otherwise, information presented in the following tables and supplemental schedules pertain to Hertz Global's continuing operations.

ABOUT HERTZ GLOBAL

Hertz Global operates the Hertz, Dollar and Thrifty vehicle rental brands, through its operating company The Hertz Corporation, in approximately 10,000 corporate and franchisee locations throughout North America, Europe, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. Hertz Global is one of the largest worldwide airport general use vehicle rental companies, and the Hertz brand is one of the most recognized in the world. Product and service initiatives such as Hertz Gold Plus Rewards, Carfirmations, Mobile Wi-Fi and unique vehicles offered through the Adrenaline, Dream, Green and Prestige Collections set Hertz Global apart from the competition. Additionally, Hertz Global owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Hertz 24/7 hourly vehicle rental business in international markets and sells vehicles through its Rent2Buy program. For more information about Hertz Global, visit: www.hertz.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS

Certain statements contained in this release, and in related comments by the Company’s management, include “forward-looking statements.” Forward-looking statements include information concerning the Company’s liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as “believe,” “expect,” “project,” “potential,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and

8-K filed or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors could include: any claims, investigations or proceedings arising as a result of the restatement of our previously issued financial results; our ability to remediate the material weaknesses in our internal controls over financial reporting; levels of travel demand, particularly with respect to airline passenger traffic in the United States and in global markets; the effect of our separation of our vehicle and equipment rental businesses, any failure by Herc Holdings Inc. to comply with the agreements entered into in connection with the separation and our ability to obtain the expected benefits of the separation; significant changes in the competitive environment, including as a result of industry consolidation, and the effect of competition in our markets on rental volume and pricing, including on our pricing policies or use of incentives; increased vehicle costs due to declines in the value of our non-program vehicles; occurrences that disrupt rental activity during our peak periods; our ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles we purchase; our ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations accordingly; our ability to maintain sufficient liquidity and the availability to us of additional or continued sources of financing for our revenue earning vehicles and to refinance our existing indebtedness; our ability to adequately respond to changes in technology and customer demands; our ability to maintain access to third-party distribution channels, including current or favorable prices, commission structures and transaction volumes; an increase in our vehicle costs or disruption to our rental activity, particularly during our peak periods, due to safety recalls by the manufacturers of our vehicles; a major disruption in our communication or centralized information networks; financial instability of the manufacturers of our vehicles; any impact on us from the actions of our franchisees, dealers and independent contractors; our ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); shortages of fuel and increases or volatility in fuel costs; our ability to successfully integrate acquisitions and complete dispositions; our ability to maintain favorable brand recognition; costs and risks associated with litigation and investigations; risks related to our indebtedness, including our substantial amount of debt, our ability to incur substantially more debt, the fact that substantially all of our consolidated assets secure certain of our outstanding indebtedness and increases in interest rates or in our borrowing margins; our ability to meet the financial and other covenants contained in our Senior Facilities, our outstanding unsecured Senior Notes and certain asset-backed and asset-based arrangements; changes in accounting principles, or their application or interpretation, and our ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on earnings; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws; the Company's ability to successfully outsource a significant portion of its information technology services or other activities; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect our operations, the cost thereof or applicable tax rates; changes to our senior management team and the dependence of our business operations on our senior management team; the effect of tangible and intangible asset impairment charges; our exposure to uninsured claims in excess of historical levels; fluctuations in interest rates and commodity prices; our exposure to fluctuations in foreign exchange rates and other risks described from time to time in periodic and current reports that we file with the SEC.

Additional information concerning these and other factors can be found in our filings with the SEC, including Old Hertz Holdings' Annual Report on Form 10-K, and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:	Media:
Leslie Hunziker	Hertz Media Relations
(239) 301-6800	(844) 845-2180 (toll free)
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA

On June 30, 2016, former Hertz Global Holdings, Inc. (for periods on or prior to June 30, 2016, “Old Hertz Holdings” and for periods after June 30, 2016, “Herc Holdings”) completed the previously announced separation of its existing vehicle rental and equipment rental businesses into two independent, publicly traded companies (the "Spin-Off"). The separation was structured as a reverse spin-off under which the vehicle rental business was contributed to the Company, the stock of which was then distributed as a dividend to stockholders of Old Hertz Holdings. While the Company was the legal spinnee in the separation, the Company is the accounting successor to the pre-spin-off business. As a result, the equipment rental business and certain former parent entities of Old Hertz Holdings are presented as discontinued operations in the Company's financial information. Unless noted otherwise, information presented in the following tables and supplemental schedules pertain to Hertz Global's continuing operations.

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended September 30,			As a Percentage of Total Revenues		Nine Months Ended September 30,			As a Percentage of Total Revenues
(In millions, except per share data)	2016	2015		2016	2015	2016	2015		2016	2015
Total revenues	$2,542	$2,575		100%	100%	$6,794	$6,991		100%	100%
Expenses:
Direct vehicle and operating	1,353	1,345		53%	52%	3,778	3,838		56%	55%
Depreciation of revenue earning vehicles and lease charges, net	695	631		27%	25%	1,940	1,859		29%	27%
Selling, general and administrative	227	218		9%	8%	685	692		10%	10%
Interest expense, net:
Vehicle	72	65		3%	3%	211	189		3%	3%
Non-vehicle	84	88		3%	3%	269	258		4%	4%
Total interest expense, net	156	153		6%	6%	480	447		7%	6%
Other (income) expense, net	3	(28)		—%	(1)%	(86)	(30)		(1)%	—%
Total expenses	2,434	2,319		96%	90%	6,797	6,806		100%	97%
Income (loss) from continuing operations before income taxes	108	256		4%	10%	(3)	185		—%	3%
(Provision) benefit for taxes on income (loss) of continuing operations	(64)	(39)		(3)%	(2)%	(33)	(33)		—%	—%
Net income (loss) from continuing operations	44	217		2%	8%	(36)	152		(1)%	2%
Net income (loss) from discontinued operations	(2)	20		—%	1%	(15)	51		—%	1%
Net Income (loss)	$42	$237		2%	9%	$(51)	$203		(1)%	3%
Weighted average number of shares outstanding:
Basic	84	91	(b)			85	91	(b)
Diluted	85	91	(b)			85	92	(b)
Earnings (loss) per share - basic and diluted:
Basic earnings (loss) per share from continuing operations	$0.52	$2.38				$(0.42)	$1.67
Basic earnings (loss) per share from discontinued operations	(0.02)	0.22				(0.18)	0.56
Basic earnings (loss) per share	$0.50	$2.60				$(0.60)	$2.23
Diluted earnings (loss) per share from continuing operations	$0.52	$2.38				$(0.42)	$1.65
Diluted earnings (loss) per share from discontinued operations	(0.03)	0.22				(0.18)	0.56
Diluted earnings (loss) per share	$0.49	$2.60				$(0.60)	$2.21

Adjusted pre-tax income (loss) (a)	$212	$289		8%	11%	$159	$368		2%	5%
Adjusted net income (loss)(a)	$134	$182		5%	7%	$100	$232		1%	3%
Adjusted earnings (loss) per share(a)	$1.58	$2.00				$1.18	$2.52
Adjusted Corporate EBITDA (a)	$329	$430		13%	17%	$541	$768		8%	11%

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules II and III.

(b)
The weighted average number of basic and diluted shares for the three and nine months ended September 30, 2015 is presented as adjusted for the one-to-five distribution ratio as a result of the Spin-Off.

SELECTED UNAUDITED CONSOLIDATED BALANCE SHEET DATA

(In millions)	September 30, 2016	December 31, 2015
Cash and cash equivalents	$1,430	$474
Total restricted cash	324	333
Revenue earning vehicles, net:
U.S. Rental Car	7,741	7,600
International Rental Car	2,630	1,858
All Other Operations	1,337	1,288
Total revenue earning vehicles, net	11,708	10,746
Total assets	21,127	23,514
Total debt	14,863	15,770
Net vehicle debt (a)	9,930	9,561
Net non-vehicle debt (a)	3,307	5,519
Total equity	1,573	2,019

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule VI.

SELECTED UNAUDITED CONSOLIDATED CASH FLOW DATA

	Nine Months Ended September 30,
(In millions)	2016	2015
Cash from continuing operations provided by (used in):
Operating activities	$2,051	$2,265
Investing activities	(2,139)	(2,648)
Financing activities	1,034	433
Effect of exchange rate changes	10	(19)
Net change in cash and cash equivalents	$956	$31

Fleet growth (a)	$(47)	$125
Free cash flow (a)	71	468

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules IV and V.

SELECTED UNAUDITED OPERATING DATA BY SEGMENT

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
	2016	2015			2016	2015
U.S. RAC
Transaction days (in thousands)	38,280	37,946	1%		108,212	104,960	3%
Total RPD(a)	$44.10	$45.41	(3)%		$42.89	$46.04	(7)%
Revenue per available car day(a)	$36.27	$37.63	(4)%		$34.66	$35.43	(2)%
Average vehicles	505,800	497,700	2%		488,700	499,600	(2)%
Vehicle utilization	82%	83%	(60)	bps	81%	77%	390	bps
Net depreciation per unit per month(a)	$304	$267	14%		$295	$267	10%
Program vehicles as a percentage of total average vehicles at period end	8%	28%	(2,000)	bps	8%	28%	(2,000)	bps
Adjusted pre-tax income (loss)(in millions)(a)	$173	$246	(30)%		$312	$509	(39)%

International RAC
Transaction days (in thousands)	15,133	14,814	2%		37,747	37,112	2%
Total RPD(a)(b)	$44.80	$45.23	(1)%		$43.39	$43.60	—%
Revenue per available car day(a)(b)	$36.11	$36.74	(2)%		$33.79	$34.48	(2)%
Average vehicles	204,100	198,200	3%		176,900	171,900	3%
Vehicle utilization	81%	81%	(70)	bps	78%	79%	(120)	bps
Net depreciation per unit per month(a)(b)	$188	$187	1%		$187	$193	(3)%
Program vehicles as a percentage of total average vehicles at period end	43%	44%	(100)	bps	43%	44%	(100)	bps
Adjusted pre-tax income (loss)(in millions)(a)	$142	$151	(6)%		$179	$203	(12)%

All Other Operations
Average vehicles — Donlen	173,300	160,500	8%		167,600	164,900	2%
Adjusted pre-tax income (loss) (in millions)(a)	$19	$18	6%		$53	$52	2%

(a)	Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedules III and VI.

(b)	Based on December 31, 2015 foreign exchange rates.

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Three Months Ended September 30, 2016					Three Months Ended September 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$1,707	$683	$152	$—	$2,542	$1,739	$687	$149	$—	$2,575
Expenses:
Direct vehicle and operating	986	359	6	2	1,353	988	351	6	—	1,345
Depreciation of revenue earning vehicles and lease charges, net	462	116	117	—	695	399	114	118	—	631
Selling, general and administrative	99	56	13	59	227	92	57	8	61	218
Interest expense, net
Vehicle	50	16	6	—	72	46	16	3	—	65
Non-vehicle	(14)	2	(2)	98	84	(3)	4	—	87	88
Total interest expense, net	36	18	4	98	156	43	20	3	87	153
Other (income) expense, net	—	—	—	3	3	5	24	—	(57)	(28)
Total expenses	1,583	549	140	162	2,434	1,527	566	135	91	2,319
Income (loss) from continuing operations before income taxes	$124	$134	$12	$(162)	108	$212	$121	$14	$(91)	256
(Provision) benefit for taxes on income (loss) from continuing operations					(64)					(39)
Net income (loss) from continuing operations					44					217
Net income (loss) from discontinued operations					(2)					20
Net income (loss)					$42					$237

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited

	Nine Months Ended September 30, 2016					Nine Months Ended September 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$4,697	$1,656	$441	$—	$6,794	$4,873	$1,679	$439	$—	$6,991
Expenses:
Direct vehicle and operating	2,772	979	17	10	3,778	2,856	950	17	15	3,838
Depreciation of revenue earning vehicles and lease charges, net	1,298	300	342	—	1,940	1,200	310	349	—	1,859
Selling, general and administrative	307	166	30	182	685	289	182	23	198	692
Interest expense, net
Vehicle	153	43	15	—	211	131	48	10	—	189
Non-vehicle	(29)	6	(5)	297	269	(7)	6	(2)	261	258
Interest expense, net	124	49	10	297	480	124	54	8	261	447
Other (income) expense, net	(11)	—	—	(75)	(86)	5	24	—	(59)	(30)
Total expenses	4,490	1,494	399	414	6,797	4,474	1,520	397	415	6,806
Income (loss) from continuing operations before income taxes	$207	$162	$42	$(414)	(3)	$399	$159	$42	$(415)	185
(Provision) benefit for taxes on income (loss) from continuing operations					(33)					(33)
Net income (loss) from continuing operations					(36)					152
Net income (loss) from discontinued operations					(15)					51
Net income (loss)					$(51)					$203

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended September 30, 2016					Three Months Ended September 30, 2015
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)		GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$2,542	$—		$2,542		$2,575	$—		$2,575
Expenses:
Direct vehicle and operating	1,353	(45)	(a)	1,308		1,345	(25)	(a)	1,320
Depreciation of revenue earning vehicles and lease charges, net	695	—		695		631	—		631
Selling, general and administrative	227	(28)	(b)	199		218	(15)	(b)	203
Interest expense, net
Vehicle	72	(8)	(c)	64		65	(10)	(c)	55
Non-vehicle	84	(23)	(c)	61		88	(4)	(c)	84
Total interest expense, net	156	(31)	(c)	125		153	(14)	(c)	139
Other (income) expense, net	3	—	(d)	3		(28)	21	(d)	(7)
Total expenses	2,434	(104)		2,330		2,319	(33)		2,286
Income (loss) from continuing operations before income taxes	108	104		212		256	33		289
(Provision) benefit for taxes on income (loss) of continuing operations	(64)	(14)	(e)	(78)	(e)	(39)	(68)	(e)	(107)	(e)
Net income (loss) from continuing operations	44	90		134		217	(35)		182
Net income (loss) from discontinued operations	(2)	2		—		20	24		44
Net income (loss)	$42	$92		$134		$237	$(11)		$226
Weighted average number of diluted shares outstanding(f)	85	85		85		91	91		91
Diluted earnings (loss) per share from continuing operations	$0.52	$1.06		$1.58		$2.38	$(0.38)		$2.00
Diluted earnings (loss) per share from discontinued operations	(0.03)	0.03		—		0.22	0.26		0.48
Diluted earnings (loss) per share	$0.49	$1.09		$1.58		$2.60	$(0.12)		$2.48

Supplemental Schedule II (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Nine Months Ended September 30, 2016					Nine Months Ended September 30, 2015
(In millions, except per share data)	GAAP	Adjustments		Adjusted (Non-GAAP)		GAAP	Adjustments		Adjusted (Non-GAAP)
Total revenues	$6,794	$—		$6,794		$6,991	$—		$6,991
Expenses:
Direct vehicle and operating	3,778	(83)	(a)	3,695		3,838	(89)	(a)	3,749
Depreciation of revenue earning vehicles and lease charges, net	1,940	—		1,940		1,859	—		1,859
Selling, general and administrative	685	(86)	(b)	599		692	(73)	(b)	619
Interest expense, net
Vehicle	211	(27)	(c)	184		189	(33)	(c)	156
Non-vehicle	269	(49)	(c)	220		258	(11)	(c)	247
Total interest expense, net	480	(76)	(c)	404		447	(44)	(c)	403
Other (income) expense, net	(86)	83	(d)	(3)		(30)	23	(d)	(7)
Total expenses	6,797	(162)		6,635		6,806	(183)		6,623
Income (loss) from continuing operations before income taxes	(3)	162		159		185	183		368
(Provision) benefit for taxes on income (loss) of continuing operations	(33)	(26)	(e)	(59)	(e)	(33)	(103)	(e)	(136)	(e)
Net income (loss) from continuing operations	(36)	136		100		152	80		232
Net income (loss) from discontinued operations, net of tax	(15)	53		38		51	55		106
Net income (loss)	$(51)	$189		$138		$203	$135		$338
Weighted average number of diluted shares outstanding(f)	85	85		85		92	92		92
Diluted earnings (loss) per share from continuing operations	$(0.42)	$1.60		$1.18		$1.65	$0.87		$2.52
DIluted earnings (loss) per share from discontinued operations	(0.18)	0.62		0.44		0.56	0.60		1.15
Diluted earnings (loss) per share	$(0.60)	$2.22		$1.62		$2.21	$1.47		$3.67

(a)
Represents the increase in amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting. Also includes restructuring and restructuring related charges, impairments and asset write-downs, when applicable.

(b)
Primarily comprised of restructuring and restructuring related charges, impairments and asset write-downs, consulting costs and legal fees related to the accounting review and investigation, expenses associated with acquisitions, integration charges, external costs associated with the Company’s finance and information technology transformation programs and relocation expenses associated with the Company's relocation of its headquarters to Estero, Florida, when applicable.

(c)
Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums and the loss on extinguishment of debt primarily comprised of the second quarter 2016 write-off of deferred financing costs as a result of paying off the Senior Term Facility and various vehicle debt refinancings, and an early redemption premium and the write off of deferred financing costs associated with the redemption of all of the 7.50% Senior Notes during the third quarter 2016.

(d)
Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. For the nine months ended September 30, 2016, also includes the gain on the sale of common stock of CAR Inc. and a settlement gain related to one of our U.S. airport locations. In the 2015 periods, also includes the gain on the sale of common stock of CAR Inc., partially offset by a charge recorded in the third quarter 2015 in our International RAC segment related to a French road tax matter.

(e)
Represents a (provision) benefit for income taxes derived utilizing a combined statutory rate of 37% for all periods shown. The combined statutory rate is applied to the adjusted income (loss) before income taxes to arrive at the adjusted (provision) benefit for taxes. The (provision) benefit for taxes related to the adjustments is calculated as the difference between the adjusted (provision) benefit for taxes and the GAAP (provision) benefit for taxes.

(f)
Diluted earnings (loss) per share for the three and nine months ended September 30, 2015 is calculated using the weighted average number of dilutive common shares outstanding during the periods, as adjusted for the one-to-five distribution ratio of the Spin-Off.

Supplemental Schedule III
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Three Months Ended September 30, 2016					Three Months Ended September 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)
Income (loss) from continuing operations before income taxes	$124	$134	$12	$(162)	$108	$212	$121	$14	$(91)	$256
Depreciation and amortization	514	124	120	4	762	458	123	121	4	706
Interest, net of interest income	36	18	4	98	156	43	20	3	87	153
Gross EBITDA	$674	$276	$136	$(60)	$1,026	$713	$264	$138	$—	$1,115
Revenue earning vehicle depreciation and lease charges, net	(462)	(116)	(117)	—	(695)	(399)	(114)	(118)	—	(631)
Vehicle debt interest	(50)	(16)	(6)	—	(72)	(46)	(16)	(3)	—	(65)
Vehicle debt-related charges (b)	4	2	1	—	7	8	1	1	—	10
Loss on extinguishment of vehicle-related debt(c)	1	—	—	—	1	—	—	—	—	—
Corporate EBITDA	$167	$146	$14	$(60)	$267	$276	$135	$18	$—	$429
Non-cash stock-based employee compensation charges	—	—	—	5	5	—	—	—	5	5
Restructuring and restructuring related charges (d)	2	4	3	2	11	1	3	—	11	15
Sale of CAR Inc. common stock(e)	—	—	—	—	—	—	—	—	(56)	(56)
Impairment charges and write-downs (f)	28	—	—	—	28	6	—	—	—	6
Finance and information technology transformation costs(g)	2	—	—	12	14	—	—	—	—	—
Other extraordinary, unusual or non-recurring items(h)	—	1	1	2	4	1	24	—	6	31
Adjusted Corporate EBITDA	$199	$151	$18	$(39)	$329	$284	$162	$18	$(34)	$430
Non-vehicle depreciation and amortization	(52)	(8)	(3)	(4)	(67)	(59)	(9)	(3)	(4)	(75)
Non-vehicle debt interest, net of interest income	14	(2)	2	(98)	(84)	3	(4)	—	(87)	(88)
Non-vehicle debt-related charges (b)	—	—	—	4	4	(1)	—	1	4	4
Loss on extinguishment of non-vehicle-related debt(c)	—	—	—	19	19	—	—	—	—	—
Non-cash stock-based employee compensation charges	—	—	—	(5)	(5)	—	—	—	(5)	(5)
Acquisition accounting (i)	12	1	2	1	16	19	2	2	—	23
Adjusted pre-tax income (loss)	$173	$142	$19	$(122)	$212	$246	$151	$18	$(126)	$289

Supplemental Schedule III (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES
TO GROSS EBITDA, CORPORATE EBITDA, ADJUSTED CORPORATE EBITDA AND ADJUSTED PRE-TAX INCOME (LOSS) BY SEGMENT
Unaudited

	Nine Months Ended September 30, 2016					Nine Months Ended September 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global(a)
Income (loss) from continuing operations before income taxes	$207	$162	$42	$(414)	$(3)	$399	$159	$42	$(415)	$185
Depreciation and amortization	1,445	325	349	16	2,135	1,356	338	356	15	2,065
Interest, net of interest income	124	49	10	297	480	124	54	8	261	447
Gross EBITDA	$1,776	$536	$401	$(101)	$2,612	$1,879	$551	$406	$(139)	$2,697
Revenue earning vehicle depreciation and lease charges, net	(1,298)	(300)	(342)	—	(1,940)	(1,200)	(310)	(349)	—	(1,859)
Vehicle debt interest	(153)	(43)	(15)	—	(211)	(131)	(48)	(10)	—	(189)
Vehicle debt-related charges(b)	13	5	2	—	20	23	6	4	—	33
Loss on extinguishment of vehicle-related debt(c)	7	—	—	—	7	—	—	—	—	—
Corporate EBITDA	$345	$198	$46	$(101)	$488	$571	$199	$51	$(139)	$682
Non-cash stock-based employee compensation charges	—	—	—	16	16	—	—	—	13	13
Restructuring and restructuring related charges(d)	16	7	4	14	41	19	10	—	48	77
Sale of CAR Inc. common stock(e)	—	—	—	(75)	(75)	—	—	—	(56)	(56)
Impairment charges and write-downs(f)	31	—	—	—	31	15	—	—	—	15
Finance and information technology transformation costs(g)	11	—	—	29	40	—	—	—	—	—
Other extraordinary, unusual or non-recurring items(h)	(10)	1	—	9	—	(2)	24	—	15	37
Adjusted Corporate EBITDA	$393	$206	$50	$(108)	$541	$603	$233	$51	$(119)	$768
Non-vehicle depreciation and amortization	(147)	(25)	(7)	(16)	(195)	(156)	(28)	(7)	(15)	(206)
Non-vehicle debt interest, net of interest income	29	(6)	5	(297)	(269)	7	(6)	2	(261)	(258)
Non-vehicle debt-related charges(b)	—	—	—	16	16	—	(1)	—	12	11
Loss on extinguishment of non-vehicle-related debt(c)	—	—	—	33	33	—	—	—	—	—
Non-cash stock-based employee compensation charges	—	—	—	(16)	(16)	—	—	—	(13)	(13)
Acquisition accounting (i)	37	4	5	3	49	55	5	6	—	66
Adjusted pre-tax income (loss)	$312	$179	$53	$(385)	$159	$509	$203	$52	$(396)	$368

(a)	Excludes discontinued operations.

(b)	Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.

(c)
Primarily represents the second quarter 2016 write-off of deferred financing costs as a result of paying off the Senior Term Facility and various vehicle debt refinancings and an early redemption premium of $13 million and the write off of deferred financing costs associated with the redemption of all of the 7.50% Senior Notes during the third quarter 2016.

(d)
Represents expenses incurred under restructuring actions as defined in U.S. GAAP. Also represents incremental costs incurred directly supporting business transformation initiatives. Such costs include transition costs incurred in connection with business process outsourcing arrangements and incremental costs incurred to facilitate business process re-engineering initiatives that involve significant organization redesign and extensive operational process changes. Also includes consulting costs and legal fees related to the accounting review and investigation, primarily in 2015.

(e)	Represents the pre-tax gain on the sale of shares of CAR Inc. common stock.

(f)
In 2016, primarily represents the third quarter impairment of certain assets used in the U.S. RAC segment in conjunction with a restructuring program. In 2015, primarily represents first quarter impairments of the former Dollar Thrifty headquarters and a corporate asset and a third quarter impairment of a building in the U.S. RAC segment.

(g)
Represents external costs associated with the Company’s finance and information technology transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes.

(h)
Includes miscellaneous and non-recurring items including but not limited to acquisition charges, integration charges, and other non-cash items. For the nine months ended September 30, 2016, also includes a settlement gain related to one of our U.S. airport locations. In the 2015 periods, also includes a $24 million charge recorded in our International RAC segment related to a French road tax matter.

(i)	Represents incremental expense associated with amortization of other intangible assets and depreciation of property and other equipment relating to acquisition accounting.

Supplemental Schedule IV
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FLEET GROWTH
Unaudited

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global(a)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Hertz Global(a)
Revenue earning vehicles expenditures	$(5,582)	$(2,636)	$(1,032)	$(9,250)	$(5,966)	$(2,499)	$(1,013)	$(9,478)
Proceeds from disposal of revenue earning vehicles	4,683	1,622	655	6,960	4,576	1,504	586	6,666
Net revenue earning vehicles capital expenditures	(899)	(1,014)	(377)	(2,290)	(1,390)	(995)	(427)	(2,812)
Depreciation of revenue earning vehicles, net	1,298	247	342	1,887	1,200	255	348	1,803
Financing activity related to vehicles:
Borrowings	4,927	2,022	716	7,665	4,186	1,291	592	6,069
Payments	(5,363)	(1,288)	(669)	(7,320)	(3,824)	(850)	(549)	(5,223)
Restricted cash changes	40	(32)	3	11	262	24	2	288
Net financing activity related to vehicles	(396)	702	50	356	624	465	45	1,134
Fleet growth	$3	$(65)	$15	$(47)	$434	$(275)	$(34)	$125

(a) Excludes discontinued operations.

Supplemental Schedule V
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - FREE CASH FLOW
Unaudited

Reconciliation of Income (Loss) From Continuing Operations Before Income Taxes to Free Cash Flow	Nine Months Ended September 30,
(In millions)	2016	2015
Income (loss) from continuing operations before income taxes	$(3)	$185
Depreciation and amortization, non-vehicle, net	195	206
Amortization of debt discount and related charges	36	44
Loss on extinguishment of debt	40	—
Cash paid for income taxes, net of refunds	(35)	(24)
Changes in assets and liabilities, net of effects of acquisitions, and other	(69)	51
Net cash provided by operating activities excluding depreciation of revenue earning vehicles, net	164	462
Investment activity:
U.S. Rental Car fleet growth	3	434
International Rental Car fleet growth	(65)	(275)
All Other Operations fleet growth	15	(34)
Property and equipment expenditures, net of disposals	(46)	(119)
Net investment activity	(93)	6
Free cash flow	$71	$468

Reconciliation of Cash Flows From Operating Activities to Free Cash Flow	Nine Months Ended September 30,
(In millions)	2016	2015
Net cash provided by operating activities	$2,051	$2,265
Depreciation of revenue earning vehicles, net	(1,887)	(1,803)
Investment activity:
U.S. Rental Car fleet growth	3	434
International Rental Car fleet growth	(65)	(275)
All Other Operations fleet growth	15	(34)
Property and equipment expenditures, net of disposals	(46)	(119)
Net investment activity	(93)	6
Free cash flow	$71	$468

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

NET VEHICLE DEBT, NET NON-VEHICLE DEBT AND TOTAL NET DEBT

	As of September 30, 2016			As of December 31, 2015
(In millions)	Vehicle	Non-Vehicle	Total	Vehicle	Non-Vehicle	Total
Debt as reported in the balance sheet	$10,170	$4,693	$14,863	$9,823	$5,947	$15,770
Add:
Debt issue costs deducted from debt obligations(a)	39	44	83	27	46	73
Less:
Cash and cash equivalents	—	1,430	1,430	—	474	474
Restricted cash	279	—	279	289	—	289
Net debt	$9,930	$3,307	$13,237	$9,561	$5,519	$15,080

(a)
Under recent accounting guidance issued by the Financial Accounting Standards Board, effective January 1, 2016 and applied retrospectively, certain debt issue costs are required to be reported as a deduction from the carrying amount of the related debt obligation. Previously these costs were reported as an asset. Management believes that eliminating the effects that these costs have on debt will more accurately reflect our net debt position.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, VEHICLE UTILIZATION, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH

U.S. Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
($In millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$1,707	$1,739			$4,697	$4,873
Ancillary retail vehicle sales revenue	(19)	(16)			(56)	(41)
Total rental revenue	$1,688	$1,723			$4,641	$4,832
Transaction days (in thousands)	38,280	37,946			108,212	104,960
Total RPD (in whole dollars)	$44.10	$45.41	(3)%		$42.89	$46.04	(7)%

Vehicle Utilization
Transaction days (in thousands)	38,280	37,946			108,212	104,960
Average vehicles	505,800	497,700			488,700	499,600
Number of days in period	92	92			274	273
Available car days (in thousands)	46,534	45,788			133,904	136,391
Vehicle utilization(a)	82%	83%	(60)	bps	81%	77%	390	bps

Revenue Per Available Car Day
Total rental revenue	$1,688	$1,723			$4,641	$4,832
Available car days (in thousands)	46,534	45,788			133,904	136,391
Revenue per available car day (in whole dollars)	$36.27	$37.63	(4)%		$34.66	$35.43	(2)%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$462	$399			$1,298	$1,200
Average vehicles	505,800	497,700			488,700	499,600
Depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$913	$802			$2,656	$2,402
Number of months in period	3	3			9	9
Net depreciation per unit per month (in whole dollars)	$304	$267	14%		$295	$267	10%

(a)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, VEHICLE UTILIZATION, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

International Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
(in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$683	$687			$1,656	$1,679
Foreign currency adjustment(a)	(5)	(17)			(18)	(61)
Total rental revenue	$678	$670			$1,638	$1,618
Transaction days (in thousands)	15,133	14,814			37,747	37,112
Total RPD (in whole dollars)	$44.80	$45.23	(1)%		$43.39	$43.60	—%

Vehicle Utilization
Transaction days (in thousands)	15,133	14,814			37,747	37,112
Average vehicles	204,100	198,200			176,900	171,900
Number of days in period	92	92			274	273
Available car days (in thousands)	18,777	18,234			48,471	46,929
Vehicle utilization(b)	81%	81%	(70)	bps	78%	79%	(120)	bps

Revenue Per Available Car Day
Total rental revenue	$678	$670			$1,638	$1,618
Available car days (in thousands)	18,777	18,234			48,471	46,929
Revenue per available car day (in whole dollars)	$36.11	$36.74	(2)%		$33.79	$34.48	(2)%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$116	$114			$300	$310
Foreign currency adjustment (a)	(1)	(3)			(3)	(11)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$115	$111			$297	$299
Average vehicles	204,100	198,200			176,900	171,900
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$563	$560			$1,679	$1,739
Number of months in period	3	3			9	$9
Net depreciation per unit per month (in whole dollars)	$188	$187	1%		$187	$193	(3)%

(a)Based on December 31, 2015 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES - DEBT, REVENUE,
DEPRECIATION AND KEY METRICS
Unaudited

TOTAL RPD, VEHICLE UTILIZATION, REVENUE PER AVAILABLE CAR DAY AND NET DEPRECIATION PER UNIT PER MONTH (continued)

Worldwide Rental Car

	Three Months Ended September 30,		Percent Inc/(Dec)		Nine Months Ended September 30,		Percent Inc/(Dec)
(in millions, except as noted)	2016	2015			2016	2015
Total RPD
Revenues	$2,390	$2,426			$6,353	$6,552
Ancillary retail vehicle sales revenue	(19)	(16)			(56)	(41)
Foreign currency adjustment(a)	(5)	(17)			(18)	(61)
Total rental revenue	$2,366	$2,393			$6,279	$6,450
Transaction days (in thousands)	53,413	52,760			145,959	142,072
Total RPD (in whole dollars)	$44.30	$45.36	(2)%		$43.02	$45.40	(5)%

Vehicle Utilization
Transaction days (in thousands)	53,413	52,760			145,959	142,072
Average vehicles	709,900	695,900			665,600	671,500
Number of days in period	92	92			274	273
Available car days (in thousands)	65,311	64,023			182,374	183,320
Vehicle utilization(b)	82%	82%	(60)	bps	80%	77%	250	bps

Revenue Per Available Car Day
Total rental revenue	$2,366	$2,393			$6,279	$6,450
Available car days (in thousands)	65,311	64,023			182,374	183,320
Revenue per available car day (in whole dollars)	$36.23	$37.38	(3)%		$34.43	$35.18	(2)%

Net Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges, net	$578	$513			$1,598	$1,510
Foreign currency adjustment (a)	(1)	(3)			(3)	(11)
Adjusted depreciation of revenue earning vehicles and lease charges, net	$577	$510			$1,595	$1,499
Average vehicles	709,900	695,900			665,600	671,500
Adjusted depreciation of revenue earning vehicles and lease charges, net divided by average vehicles (in whole dollars)	$813	$733			$2,396	$2,232
Number of months in period	3	3			9	$9
Net depreciation per unit per month (in whole dollars)	$271	$244	11%		$266	$248	7%
Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes our All Other Operations segment, which is primarily comprised of our Donlen leasing operations, and Corporate.

(a)Based on December 31, 2015 foreign exchange rates.
(b)Calculated as transaction days divided by available car days.

NON-GAAP MEASURES AND KEY METRICS - DEFINITIONS AND USE

Hertz Global is the top-level holding company and The Hertz Corporation is Hertz Global's primary operating company. The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures are set forth below. Also set forth below is a summary of the reasons why management of the Company believes that the presentation of the non-GAAP financial measures included in the Earnings Release provide useful information regarding the Company's financial condition and results of operations and additional purposes, if any, for which management of the Company utilizes the non-GAAP measures.

Adjusted Pre-Tax Income (Loss) and Adjusted Pre-tax Margin

Adjusted pre-tax income (loss) is calculated as income (loss) from continuing operations before income taxes plus certain non-cash acquisition accounting charges, debt-related charges relating to the amortization and write-off of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income (loss) is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above. It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability. Management believes it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally. When evaluating the Company's operating performance, investors should not consider adjusted pre-tax income (loss) in isolation of, or as a substitute for, measures of the Company's financial performance, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes. Adjusted pre-tax margin is adjusted pre-tax income (loss) divided by total revenues.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Margin

Adjusted net income (loss) is calculated as adjusted pre-tax income (loss) less a provision for income taxes derived utilizing a combined statutory rate of 37%. The combined statutory rate is management's estimate of our long-term tax rate. Adjusted net income (loss) is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors. Adjusted net income (loss) margin is adjusted net income divided by total revenues.

Adjusted Earnings (Loss) Per Share ("Adjusted EPS")

Adjusted earnings (loss) per share is calculated as adjusted net income divided by the weighted average number of diluted shares outstanding for the period. Adjusted earnings (loss) per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, debt-related charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

Available Car Days

Available Car Days is calculated as average vehicles multiplied by the number of days in a period.

Average Vehicles

Average Vehicles is determined using a simple average of the number of vehicles owned by the Company at the beginning and end of a given period. Among other things, average vehicles is used to calculate Vehicle Utilization which represents the portion of our vehicles that are being utilized to generate revenue.

Earnings Before Interest, Taxes, Depreciation and Amortization (“Gross EBITDA”), Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Gross EBITDA is defined as net income from continuing operations before net interest expense, income taxes and depreciation (which includes lease charges on revenue earning vehicles) and amortization. Corporate EBITDA, as presented herein, represents Gross EBITDA as adjusted for vehicle debt interest, vehicle depreciation and vehicle debt-related charges. Adjusted Corporate EBITDA, as presented herein, represents Corporate EBITDA as adjusted for certain other items, as described in more detail in the accompanying schedules.

Management uses Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA as operating performance metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, Gross EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, direct vehicle and operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Adjusted Corporate EBITDA as a supplemental measure because such information is utilized in the determination of certain executive compensation.

Gross EBITDA, Corporate EBITDA, Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin are not recognized measurements under U.S. GAAP. When evaluating our operating performance, investors should not consider Gross EBITDA, Corporate EBITDA and Adjusted Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance as determined in accordance with GAAP, such as net income (loss) from continuing operations or income (loss) from continuing operations before income taxes.

Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues and is used by the Compensation Committee to determine certain executive compensation, primarily in the form of PSUs.

Fleet Growth

U.S. and International Rental Car segments fleet growth is defined as revenue earning vehicles expenditures, net of proceeds from disposals, plus vehicle depreciation and net vehicle financing which includes borrowings, repayments and the change in restricted cash associated with vehicles.

Free Cash Flow

Free cash flow is calculated as net cash provided by operating activities from continuing operations, excluding depreciation of revenue earning vehicles, net of revenue earning vehicle and property and equipment expenditures, net. Free cash flow is important to management and investors as it provides useful information about the amount of cash available for acquisitions and the reduction of non-vehicle debt. When evaluating our liquidity, investors should not consider Free Cash Flow in isolation of, or as a substitute for, a measure of our liquidity as determined in accordance with GAAP, such as net cash provided by operating activities.

Net Non-Vehicle Debt

Net non-vehicle debt is calculated as non-vehicle debt as reported on our balance sheet, excluding the impact of unamortized debt issue costs associated with non-vehicle debt, less cash and equivalents. Non-vehicle debt consists of the Company's Senior Term Loan, Senior RCF, Senior Notes, Promissory Notes and certain other non-vehicle indebtedness of its domestic and foreign subsidiaries.

Net non-vehicle debt is important to management and investors as it helps measure the Company's leverage. Net non-vehicle debt also assists in the evaluation of the Company's ability to service its non-vehicle debt without reference to the expense associated with the vehicle debt, which is collateralized by assets not available to lenders under the non-vehicle debt facilities.

Net Vehicle Debt

Net vehicle debt is calculated as vehicle debt as reported on our balance sheet, excluding the impact of unamortized debt issue costs associated with vehicle debt, less cash and equivalents and restricted cash associated with vehicles. This measure is important to management, investors and ratings agencies as it helps measure our leverage with respect to our vehicle debt.

Net Depreciation Per Unit Per Month

Net depreciation per unit per month is calculated by dividing depreciation of revenue earning vehicles and lease charges, net by the average vehicles in each period and then dividing by the number of months in the period reported with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Management believes eliminating the effect of fluctuations in foreign currency is useful in analyzing underlying trends. Net depreciation per unit per month represents the amount of average depreciation expense and lease charges, net per vehicle per month.

Restricted Cash Associated with Vehicle Debt (used in the calculation of Net Vehicle Debt)

Restricted cash associated with vehicle debt is restricted for the purchase of revenue earning vehicles and other specified uses under the Company's vehicle debt facilities and its vehicle rental like-kind exchange program.

Revenue Per Available Car Day ("RACD")

Revenue per available car day is calculated as total revenues less ancillary revenue associated with retail vehicle sales, divided by available car days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This metric is important to our management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and provides a measure of revenue production relative to overall capacity.

Total Net Debt

Total net debt is calculated as total debt less total cash and cash equivalents and restricted cash associated with vehicle debt. This measure is important to management, investors and ratings agencies as it helps measure our gross leverage.

Total RPD

Total RPD is calculated as total revenue less ancillary revenue associated with retail vehicle sales, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This metric is important to our management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Transaction Days

Transaction days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one transaction day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one transaction day in a 24-hour period. Late in the third quarter 2015, the Company fully integrated the Dollar Thrifty and Hertz counter systems and as a result aligned the transaction day calculation in the Hertz system. As a result of this alignment, Hertz determined that there was an impact to the calculation. Hertz expects that transaction days for the U.S. Rental Car segment will increase by approximately 1% prospectively relative to the historic calculations through the third quarter 2016.

Vehicle Utilization

Vehicle utilization is calculated by dividing total transaction days by the available car days.